Exhibit 11

                   THE SOLOMON-PAGE GROUP LTD. AND SUBSIDIARY


             SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON SHARE

                               SEPTEMBER 30, 1997

PRIMARY:
   Net Income                                                                                      $1,282,365
   Assumed Interest of 5.1% on Government Securities Interest,
     Net of Tax Effect                                                                                542,700
   Interest Expense Reduction, Net of Tax Effect                                                       18,326
                                                                                                   ----------

   NET INCOME USED FOR PRIMARY PER SHARE AMOUNTS                                                   $1,843,391
                                                                                                   ==========

   Average Shares Outstanding                                                                       5,131,751
   Add - Common Equivalent Shares, Determined Using the "Modified Treasury
   Stock Method" Issuable upon Exercise                                                             3,959,893
                                                                                                   ----------

   WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF PRIMARY
     INCOME PER SHARE                                                                               9,091,644
                                                                                                   ==========

   PRIMARY NET INCOME PER COMMON SHARE                                                             $      .20
                                                                                                   ==========

FULLY DILUTED:
   Net Income                                                                                      $1,282,365
   Assumed Interest of 5.1% on Government Securities Interest,
     Net of Tax Effect                                                                                504,187
   Interest Expense Reduction, Net of Tax Effect                                                       18,326
                                                                                                   ----------

   NET INCOME USED FOR FULLY DILUTED PER SHARE AMOUNTS                                             $1,804,878
                                                                                                   ==========

   Average Shares Outstanding                                                                       5,131,751
   Add - Common Equivalent Shares, Determined Using the "Modified Treasury
     Stock Method" Issuable upon Exercise                                                           3,959,893

   WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF FULLY DILUTED
     INCOME PER SHARE                                                                               9,091,644
                                                                                                   ==========

   FULLY DILUTED NET INCOME PER COMMON SHARE                                                       $      .20
                                                                                                   ==========
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